EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Robert L. Johnson, President & CEO	Curt Kollar, CFO
706-645-1391	706-645-3237
bjohnson@charterbank.net	ckollar@charterbank.net

CHARTER FINANCIAL REPORTS FIRST QUARTER EARNINGS;

ANNOUNCES ADDITIONAL SHARE REPURCHASE

•	Net Income increased to $45.8 million
•	Results Include $69.5 Million Pre –Tax Gain on Sale of Freddie Mac Stock
•	Board Authorizes Repurchase of Additional 400,000 Shares
•	Company Reaffirms Intent to Deregister From SEC

WEST POINT, Georgia, January 18, 2007—Charter Financial Corporation (NASDAQ: CHFN) today reported first quarter fiscal 2007 net income of $45.8 million, or $2.35 per share, compared with $5.3 million, or $0.27 per share in same quarter the prior year, an increase of 759%.

The increase in net income for the quarter was attributed to a $69.5 million pretax gain, or approximately $42.6 million after-tax gain, on the sale of Freddie Mac stock. The sale was made to fund the repurchase of 508,842 shares of the company’s common stock at $52.00 through a Dutch auction tender offer completed on January 4, 2007. The company noted that it recorded a gain in the comparable period a year earlier from sale of Freddie Mac stock of $4.8 million.

Separately, Charter Financial announced its board of directors has authorized the Company to repurchase up to an additional 400,000 of its outstanding shares. The purchases will be made from time to time in the open market or in negotiated transactions.

“We made significant progress in managing our capital and Freddie Mac stock,” said Robert L. Johnson, President and CEO. “The recently completed tender offer, combined with the program to repurchase additional shares, will improve our minority shareholders’ position. The sale of Freddie Mac stock to fund the tender offer will increase the proportion of our future earnings that come from core banking operations.”

The company said net interest income in the first quarter was $6.4 million compared with $6.5 million in the same period a year earlier. The slight decline is attributable to higher interest rates on deposits and borrowings.

Reflecting the gain on the sale of Freddie Mac stock mentioned above, noninterest income in the first quarter rose to $71.3 million, compared with $6.0 million in the comparable quarter a year earlier.

The company noted its balance sheet remained solid at the end of the first quarter. Net loans continued to grow. As of the end of the first quarter net loans stood at $391.1 million, up 4.4 percent from $374.7 million at the end of the previous fiscal year. Deposits as of the end of the first quarter were $385.5 million, up 3.6 percent from $372.1 million at the end of fiscal 2006.

The Company also announced it has notified the NASDAQ Stock Market of its intent to suspend trading in its stock on the NASDAQ Global Market and to file a Form 25, Notification of Removal from Listing and/or Registration, with the Securities and Exchange Commission on or about January 30, 2007. The company said it expects its shares will begin trading on the Over the Counter Bulletin Board at that time. Its stock symbol is expected to remain CHFN. “The Bulletin Board is a vibrant market,” Johnson stated.

“The costs associated with increased regulatory reporting requirements have become an increasingly onerous burden for Charter Financial,” Johnson said. “The board believes we can no longer justify those costs and their impact on our financial results. The board, as previously announced, has determined it is in the best interests of the company and shareholders to deregister and relieve itself of that burden. The proposed deregistration from the Securities and Exchange Commission will help control future operating expense. However, we intend to continue making information on our financial performance available through news releases and other communications,” he concluded.

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. Charter Financial Corporation and its subsidiary, CharterBank, are in a mutual holding company structure. Charter Financial owns 3.4 million shares of Freddie Mac common stock with a market value of $231.0 million. CharterBank is headquartered in West Point, Georgia, and operates nine full-service branches on the I-85 corridor from LaGrange, Georgia to Auburn, Alabama. CharterBank’s deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements

This release may contain “forward-looking statements” that may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Tables Follow…

Selected Financial Data (in thousands except share and per share data):

	December 31,		September 30,
	2006	2005	2006
	Unaudited
Total Assets	$1,114,917	$1,094,812	$1,097,321
Loans Receivable, Net	391,094	376,647	374,726
Mortgage Securities Available for Sale	296,507	348,000	308,150
Freddie Mac Common Stock	231,030	289,991	294,339
Other Investment Securities	37,436	17,227	37,582
Retail Deposits	336,485	254,239	321,288
Core Deposits	177,711	128,859	169,129
Total Deposits	385,454	354,977	372,057
Deferred Income Taxes	84,849	106,360	108,186
Borrowings	330,279	351,036	337,928
Realized Stockholders’ Equity*	139,814	96,735	95,220
Accumulated Other Comprehensive Income**	135,833	170,225	172,489

Total Equity	275,647	266,960	267,709

Book Value per Share	$14.01	$13.51	$13.61
Tangible Book Value per Share	13.73	13.22	13.33

Minority Shares Outstanding	3,606,766	3,542,754	3,592,863
Total Shares Outstanding – at Quarter End	19,676,884	19,629,372	19,662,981
Weighted Average Total Shares Outstanding – Basic	19,457,445	19,400,678	19,438,844
Weighted Average Total Shares Outstanding – Fully Diluted	19,632,168	19,575,347	19,591,492

*	Includes Total Stockholders’ Equity less Accumulated Other Comprehensive Income.
**	Includes unrealized gains and losses on Freddie Mac common stock and other investment securities adjusted for income taxes at a tax rate of approximately 38.6%

Selected Operating Data (in thousands except share and per share data):

	Three months ended
	December 31,		September 30,
	2006	2005	2006
	Unaudited
Total Interest Income	$13,845	$12,787	$14,003
Total Interest Expense	7,473	6,307	7,605

Net Interest Income	6,372	6,480	6,398
Provision for Loan Losses	—	—	—

Net Interest Income after Provision for Loan Losses	6,372	6,480	6,398
Noninterest Income	71,288	5,961	1,383
Noninterest Expense	4,940	5,040	5,917

Income before Income Taxes	72,720	7,401	1,864
Income Tax Expense	26,923	2,067	(1,045)

Net Income	$45,797	$5,334	$2,909

Earnings per Share	$2.35	$0.27	$0.15
Earnings per Share – Fully Diluted	2.33	0.27	0.15
Cash Dividends per Share***	0.45	0.70	2.20

Net Charge-offs	47	19	(10)
Deposit Fees	1,041	833	1,031
Gain on Sale of Loans	223	163	232
Gain on Sale of Freddie Mac Common Stock	69,453	4,769	—
Gain (Loss) on Covered Calls Related to Freddie Mac Common Stock	188	13	(260)

***	First Charter, MHC has waived its portion of these dividends, resulting in payment only to the minority stockholders.

	Three months ended
	December 31,		September 30,
	2006	2005	2006
	Unaudited
Return on Equity	65.10%	8.43%	4.64%
Return on Assets	16.33	2.00	1.06
Net Interest Margin	2.39	2.50	2.45
Loan Loss Reserve as a % of Total Loans	1.52	1.60	1.59
Loan Loss Reserve as a % of Nonperforming Assets	104.52	128.27	184.60
Nonperforming Assets as a % of Total Loans and REO	1.45	1.24	0.86
Net Chargeoffs as a % of Average Loans	0.01	0.01	—
Nonperforming Assets to Total Assets	0.52	0.44	0.30
Bank Core Capital Ratio	9.21	8.84	9.71
Dividend Payout Ratio	3.54	46.49	271.67
Effective Tax Rate Expense	37.02	27.93	(56.04)

Supplemental Information

CHARTER FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

December 31, 2006 and September 30, 2006

(unaudited)

	December 31, 2006	September 30, 2006
Assets
Cash and amounts due from depository institutions	$15,467,885	14,780,668
Interest-bearing deposits in other financial institutions	81,597,983	9,640,178

Cash and cash equivalents	97,065,868	24,420,846

Loans held for sale, market value of $2,369,623 and $913,825 at December 31, 2006 and September 30, 2006, respectively	2,356,705	909,206
Freddie Mac common stock available for sale	231,029,750	294,339,375
Mortgage-backed securities and collateralized mortgage obligations available for sale	296,507,462	308,149,540
Other investment securities available for sale	37,435,604	37,582,398
Federal Home Loan Bank stock	15,981,200	15,981,200
Loans receivable	398,036,392	381,721,931
Unamortized loan origination fees, net	(903,252)	(909,229)
Allowance for loan losses	(6,039,096)	(6,086,205)

Loans receivable, net	391,094,044	374,726,497

Real estate owned	732,843	460,223
Accrued interest and dividends receivable	3,784,957	3,578,371
Premises and equipment, net	17,017,655	17,025,398
Intangible assets, net of amortization	5,559,315	5,598,817
Cash surrender value of life insurance	12,388,063	12,265,590
Other assets	3,963,320	2,284,034

Total assets	$1,114,916,786	1,097,321,495

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$385,454,234	372,056,697
FHLB advances and other borrowings	330,279,000	337,928,000
Advance payments by borrowers for taxes and insurance	661,389	1,344,221
Deferred income taxes	84,849,038	108,185,711
Other liabilities	38,026,414	10,097,621

Total liabilities	839,270,075	829,612,250

Stockholders’ Equity:
Common stock, $0.01 par value; 19,851,719 and 19,837,816 shares issued at December 31, 2006 and September 30, 2006, respectively; 19,676,884 and 19,662,981 shares outstanding at December 31, 2006 and September 30, 2006, respectively	198,517	198,378
Additional paid-in capital	39,450,280	39,031,515
Treasury stock, at cost; 174,835 shares at
December 31, 2006 and September 30, 2006	(5,436,393)	(5,436,393)
Unearned compensation – ESOP	(2,121,940)	(2,121,940)
Retained earnings	107,722,754	63,548,301
Accumulated other comprehensive income:
Net unrealized holding gains on securities available for sale, net of tax	135,833,493	172,489,384

Total stockholders’ equity	275,646,711	267,709,245

Commitments and contingencies
Total liabilities and stockholders’ equity	$1,114,916,786	1,097,321,495

CHARTER FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

For the Three Months Ended December 31, 2006 and 2005

(unaudited)

	Three Month Ended December 31, 2006	Three Month Ended December 31, 2005
Interest and dividend income:
Loans receivable	$7,007,259	6,144,683
Mortgage-backed securities and collateralized mortgage obligations	3,672,287	4,092,430
Equity securities	2,436,972	2,287,362
Debt securities	477,473	172,757
Interest-bearing deposits in other financial institutions	251,081	89,866

Total interest and dividend income	13,845,072	12,787,098

Interest expense:
Deposits	3,668,086	2,284,054
Borrowings	3,804,581	4,023,290

Total interest expense	7,472,667	6,307,344

Net interest income	6,372,405	6,479,754
Provision for loan losses	—	—

Net interest income after provision for loan losses	6,372,405	6,479,754

Noninterest income:
Gain on sale of loans and servicing released loan fees	222,816	162,729
Service charges on deposit accounts	1,041,413	833,473
Gain on sale of Freddie Mac common stock	69,453,332	4,768,735
Gain on sale of mortgage-backed securities, collateralized mortgage obligations, and other investments	—	—
Loan servicing fees	69,710	62,352
Gain (Loss) on operations of covered call program	188,125	13,254
Brokerage commissions	115,114	115,611
Other	197,911	4,364

Total noninterest income	71,288,421	5,960,518

Noninterest expenses:
Salaries and employee benefits	2,917,223	2,857,094
Occupancy	850,623	877,632
Legal and professional	229,784	360,538
Marketing	252,753	180,361
Furniture and equipment	154,721	144,520
Federal insurance premiums and other regulatory fees	64,211	58,334
Net cost of operations of real estate owned	(3,590)	45,049
Postage, office supplies, and printing	120,956	134,841
Deposit premium amortization expense	39,502	44,703
Other	314,307	336,548

Total noninterest expenses	4,940,490	5,039,620

Income before income taxes	$72,720,336	7,400,652

Income tax expense	26,922,838	2,066,883

Net income	$45,797,498	5,333,769

Basic net income per share	$2.35	0.27

Diluted net income per share	$2.33	0.27

Weighted average number of common shares outstanding	19,457,445	19,400,678

Weighted average number of common and common equivalent shares outstanding	19,632,168	19,575,347

CHARTER CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended December 31, 2006 and December 31, 2005

(unaudited)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005
Cash flows from operating activities:
Net income	$45,797,498	5,333,769
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	—	—
Depreciation and amortization	245,546	237,956
(Accretion) amortization of premiums and discounts, net	(43,573)	(10,834)
Gain on sale of loans	(222,816)	(162,729)
Proceeds from sale of loans	6,553,102	6,087,167
Originations and purchases of loans held for sale	(7,777,786)	(6,135,516)
Gain on sale of Freddie Mac common stock	(69,453,332)	(4,768,735)
Gain on sales of mortgage-backed securities, collateralized mortgage obligations, and other investments	—	—
Writedown of real estate owned	—	61,818
Gain on sale of real estate owned	(5,436)	(4,209)
Gain on sale of assets	(106,975)
Stock option expense	41,450	55,276
Increase in cash surrender value on bank owned life insurance	(122,473)
Changes in assets and liabilities:
Increase in accrued interest and dividends receivable	(206,586)	(409,764)
Decrease (increase) in other assets	(1,686,777)	335,649
Increase (decrease) in other liabilities	27,928,795	4,584,226

Net cash provided by operating activities	940,637	5,204,074

Cash flows from investing activities:
Principal collections on agencies available for sale	226,181	—
Proceeds from sale of mortgage-backed securities and collateralized mortgage obligations available for sale	—	—
Principal collections on mortgage-backed securities and collateralized mortgage obligations available for sale	13,729,734	27,292,085
Purchases of mortgage-backed securities and collateralized mortgage obligations available for sale	—	(18,211,184)
Proceeds from sale of other investment securities available for sale	—	—
Proceeds from sale of Freddie Mac common stock	70,646,923	4,910,794
Proceeds from maturities of other securities available for sale		427,548
Purchase of FHLB stock		(371,300)
Proceeds from redemption of FHLB stock	—	292,500
Net increase in loans receivable, exclusive of loan sales	(16,860,228)	(20,217,738)
Proceeds from sale of real estate owned	225,496	392,927
Proceeds from sale of premises and equipment	106,975	—
Purchases of premises and equipment, net of dispositions	(190,810)	(613,357)

Net cash (used in) provided by investing activities	67,884,271	(6,097,725)

Cash flows from financing activities:
Stock options exercised	377,454	—
Dividends paid	(1,623,045)	(2,479,928)
Net increase (decrease) in deposits	13,397,537	34,848,256
Proceeds from Federal Home Loan Bank advances	—	12,250,000
Principal payments on advances from Federal Home Loan Bank	—	(10,500,000)
Proceeds from other borrowings	62,125,000	312,006,000
Principal payments on other borrowings	(69,774,000)	(345,056,000)
Net decrease in advance payments by borrowers for taxes and insurance	(682,832)	(709,414)

Capital contribution	—
Net cash provided by (used in) financing activities	3,820,114	358,914

Net (decrease) increase in cash and cash equivalents	72,645,022	(534,737)
Cash and cash equivalents at beginning of period	24,420,846	20,864,105

Cash and cash equivalents at end of period	$97,065,868	20,329,368

Supplemental disclosures of cash flow information:
Interest paid	$7,270,082	5,930,387

Income taxes paid	$—	291,330

Supplemental disclosure of noncash financing activities:
Real estate acquired through foreclosure of the loans receivable	$492,680	378,026

Earnings per Share

Earnings per share are calculated according to the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 128 “Earnings per Share.” ESOP shares are only considered outstanding for earnings per share calculations when the shares have been committed to be released. Presented below are the calculations for basic and diluted earnings per share for the three months ended December 31, 2006 and 2005:

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005
Basic:
Net income	$45,797,498	5,333,769
Weighted average number of common shares oustanding	19,457,445	19,400,678
Basic earnings per share	$2.35	0.27
Diluted:
Net income	$45,797,498	5,333,769
Weighted average number of common and common equivalent shares oustanding	19,632,168	19,575,347
Diluted earnings per share	$2.33	0.27

Comprehensive Income

The primary component of other comprehensive income for the Company is net unrealized gains and losses on Freddie Mac common stock and investment and mortgage-backed securities available for sale. The table below summarizes total comprehensive income for the three months ended December 31, 2006 and 2005.

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005
Total comprehensive income	$9,141,607	26,154,162
Change in net unrealized holding gains on securities, net of income taxes	5,988,455	23,748,396
Less reclassification adjustment for net gains realized in net income	42,644,346	2,928,003

Net Income	$45,797,498	5,333,769

Covered Call Program

At December 31, 2006, Charter Financial had covered call options on Freddie Mac common stock outstanding on 35,000 shares. Deferred income, which is recorded in the liability section of the consolidated statement of financial condition, is cash that we received when writing the call. If the call expires unexercised, deferred income is realized upon maturity of the call. If the call is exercised, deferred income is included as gain or loss on the sale of Freddie Mac common stock. Charter Financial has also recorded the unrealized loss and gain in the income statement, as the derivative instruments do not qualify as hedges under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The mark to market loss or gain is recorded in noninterest income of our consolidated statement of income. During the three months ended December 31, 2006 holders of the covered call options exercised options to purchase 75,000 shares of Freddie Mac common stock. The income statement impact of the covered call premium and mark to market is as follows:

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005
Net (Loss) Gain on Fair Value in Income Statement	$(89,250)	13,254
Realized Income	277,375	—

Income on Covered Calls	$188,125	13,254

Capital (CharterBank)

CharterBank is and has traditionally been a well-capitalized savings association. The following table sets forth the tier one capital levels, risk-based capital levels, and ratios for the past several quarters.

For the Quarters Ended	Tier 1 Capital	Risk-Weighted Capital Ratio	Regulatory Core Capital Ratio	Total Risk- Based Capital	Total Risk-Based Capital Ratio
	(Dollars in Millions)
December 31, 2006	80.4	12.95	9.21	160.7	25.88
September 30, 2006	78.4	13.24	9.71	156.8	26.49
June 30, 2006	75.4	12.64	8.77	150.8	25.28
March 31, 2006	73.4	12.47	8.79	146.8	24.94
December 31, 2005	71.4	12.73	8.84	142.9	25.46
September 30, 2005	78.8	14.69	9.86	148.1	27.62
June 30, 2005	77.3	14.24	9.86	154.5	28.48
March 31, 2005	75.7	14.28	9.64	151.4	28.56

At December 31, 2006 and September 30, 2006, we significantly exceeded each of the applicable regulatory capital requirements. Tier 1 capital as a percent of total regulatory assets is consistently above the “well-capitalized” requirement of 5.0%. Total risk-based capital ratios exceed the applicable “well-capitalized” requirement for risk-based capital of 10.0%. CharterBank exceeded the “well-capitalized” level of its various regulatory capital requirements by amounts ranging from $36.7 million to $98.6 million at December 31, 2006. We made a capital distribution from CharterBank to Charter Financial of $9.0 million during the first quarter of fiscal 2006, which resulted in the $7.4 million reduction in Tier 1 capital shown in the table above at December 31, 2005.

Capital (Charter Financial)

Accumulated other comprehensive income (“unrealized equity”) is comprised of net unrealized holding gains on securities available for sale. The primary cause of decrease in unrealized equity was the conversion of $69.5 million to realized equity through a gain on sale of Freddie Mac stock in the December 2006 quarter. The following table shows realized and unrealized equity and the Freddie Mac common stock price for the past eight quarters. A comparison of the unrealized equity and Freddie Mac common stock price demonstrates the relationship between the price of Freddie Mac common stock and our unrealized equity.

For the Quarters Ended	Total Capital	Realized Equity	Unrealized Equity	Percentage of Unrealized Capital to Total Capital	Freddie Mac Common Stock Price
	(Dollars in Millions)
December 31, 2006	275,647	139,814	135,833	49.28%	$67.90
September 30, 2006	267,709	95,220	172,489	64.43	66.33
June 30, 2006	243,655	99,411	144,244	59.20	57.01
March 31, 2006	255,588	97,781	157,807	61.74	61.00
December 31, 2005	266,960	96,735	170,225	63.76	65.35
September 30, 2005	243,230	93,825	149,405	61.43	56.46
June 30, 2005	268,768	91,530	177,238	65.94	65.23
March 31, 2005	258,546	89,552	168,994	65.36	63.20

Freddie Mac and Comprehensive Income

	For the Quarters Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
Freddie Mac:

Number of shares	3,402,500	4,437,500	4,437,500	4,437,500	4,437,500
Market Price	$67.90	$66.33	$57.01	$61.00	$65.35
Market Value	$231,029,750	$294,339,375	$252,981,875	$270,687,500	$289,990,625
Unrealized Gain Net of Tax	$139,177,761	$177,090,209	$151,696,704	$162,567,957	$174,420,076

Other Comprehensive Income (Loss)
Related to Mortgage Securities and other Investments	$1,256,557	$2,851,945	$(2,692,124)	$(566,020)	$(888,764)
Freddie Mac Common Stock	$(37,912,447)	$25,393,505	$(10,871,254)	$(11,852,119)	$21,709,158
Change in net unrealized holdings gains on securities, net of income taxes	$(36,655,890)	$28,245,450	$(13,563,378)	$(12,418,139)	$20,820,394

Loan Balances

For the Quarters Ended	1-4 Family Residential	Construction	Commercial Real Estate	Consumer	Commercial Non- Real Estate	Total Loans	Percent Change per Quarter
	(Dollars in Thousands)
December 31, 2006
Loan balance as a % of loan portfolio	36.1%	12.5%	41.7%	5.1%	4.6%		NA
Loan balance as a % of total assets	12.9%	4.4%	14.9%	1.8%	1.7%		NA
Actual Balance:	$143,652	49,566	166,140	20,144	18,535	398,037	NA

Average Balance:
December 31, 2006	142,913	45,079	162,790	19,792	18,669	389,243	0.4
September 30, 2006	144,993	43,382	161,397	19,262	18,495	387,529	(0.4)
June 30, 2006	145,486	42,263	165,629	18,925	16,845	389,148	1.1
March 31, 2006	147,093	37,020	164,804	19,088	16,719	384,724	3.4
December 31, 2005	148,408	32,362	156,331	18,932	16,041	372,074	5.3

The nonresidential real estate loan growth reflects our strategy to increase this portion of the portfolio. Future growth of our nonresidential real estate portfolio depends primarily on interest rates, growth in the economy and competitiveness in the market to obtain new loans. In recent years, CharterBank has made an effort to build its loans secured by commercial real estate properties and these loans now make up 41.7% of the loan portfolio. In a significant number of the loans secured by commercial properties, the owner occupies the properties and the ongoing operations of the business provide the cash to service the debt. CharterBank’s largest funded loan relationship is a $6.4 million loan for development purposes. The largest industry concentration of commercial purpose loans is the hospitality industry where we have an aggregate of $16.2 million, or 4.1% of our loan portfolio, to various hotel and motel operations. Construction and development loans, which comprise 12.5% of the loan portfolio, are carefully monitored since the repayment is generally dependent upon the liquidation of the real estate and is impacted by national and local economic conditions.

Deposit Balances

Total deposits increased from $372.1 million at September 30, 2006 to $385.5 million at December 31, 2006. Of the $13.4 million increase, $15.2 million was in retail deposits and $1.8 million decrease in wholesale certificates of deposit. CharterBank has focused on attracting and retaining core deposits in order to fund loans and reduce dependence on higher cost deposits. Accordingly, as shown in the following table, over the last two years, core deposits (checking, money market and savings accounts) have significantly increased from $126.7 million to $177.7 million. A portion of this increase is in high balance accounts, which may be more volatile than lower balance accounts. Fees on core deposit accounts increased from $833,000 in the December 2005 quarter to $1.0 million in the December 2006 quarter.

	Deposit Fees	Transaction Accounts	Savings	Money Market Accounts	Total Core Deposits	Certificates of Deposit
	(Dollars in Thousands)
December 31, 2006	$1,041	$79,771	$12,468	$85,471	$177,710	$207,743
September 30, 2006	1,031	80,679	13,213	75,238	169,130	202,927
June 30, 2006	981	89,310	14,202	72,131	175,643	220,764
March 31, 2006	883	77,598	14,193	51,595	143,386	222,115
December 31, 2005	833	66,195	13,550	49,115	128,860	226,118
September 30, 2005	745	68,110	14,739	48,512	131,361	188,768
June 30, 2005	679	67,224	14,926	44,497	126,647	165,125
March 31, 2005	632	65,245	15,698	45,623	126,566	160,666

Average Balances and Yields

The following table shows the average balances of the key components of earning assets and interest bearing liabilities for the past five quarters. From December 2005 to December 2006, we have increased our average loan balance $17.2 million while we decreased the average balance in mortgage and investment securities by $28.2 million. During the same period, we decreased our average borrowings balance by $39.7 million and increased our interest costing deposits by $53.5 million.

	Average Assets
	Interest Earning Assets	Freddie Mac	Loans	Mortgage and Investment Securities
	(Dollars in Thousands)
December 31, 2006	$1,066,898	$297,019	$389,243	$340,202
September 30, 2006	1,042,734	264,119	387,529	352,119
June 30, 2006	1,049,484	269,179	389,148	363,565
March 31, 2006	1,072,418	296,359	384,724	364,955
December 31, 2005	1,036,088	271,443	372,074	368,417

	Average Liabilities
	Total Interest Bearing Liabilities	Borrowings	Non Interest Earning Deposits	Interest Costing Deposits
	(Dollars in Thousands)
December 31, 2006	$689,860	$332,429	$29,823	$357,431
September 30, 2006	702,357	347,019	30,125	355,338
June 30, 2006	704,867	360,503	29,729	344,364
March 31, 2006	685,140	355,809	26,989	329,331
December 31, 2005	676,056	372,103	28,645	303,953

The table below shows the costs of liabilities and yield on assets and the components of both. Our spread between the yield on securities and the cost of borrowings has varied from 27 basis points to 55 basis points, with the most recent quarter being 27 basis points. Our loan yield and deposit cost spread has narrowed 50 basis points since the December 2005 quarter as deposits have repriced upwards faster than our loans have repriced.

	Three Months Ended
	December 2006	September 2006	June 2006	March 2006	December 2005	September 2005	June 2005	March 2005	December 2004
Cost of Liabilities	4.33	4.33	4.13	3.86	3.73	3.55	3.36	3.18	3.05
Cost of Deposits	4.10	4.05	3.76	3.38	3.01	2.68	2.38	2.25	2.05
Cost of CD’s	4.63	4.45	4.21	3.92	3.59	3.26	2.97	2.80	2.67
Cost of NOW Accounts	1.97	2.02	1.93	1.26	0.76	0.81	0.78	0.72	0.57
Cost of Savings	0.25	0.24	0.23	0.26	0.25	0.25	0.23	0.23	0.24
Cost of MMDA	4.57	4.87	4.39	3.83	3.21	2.97	2.52	2.43	1.93
Cost of Borrowings	4.58	4.62	4.48	4.30	4.32	4.18	3.98	3.74	3.67

Yield of Assets	5.19	5.37	5.24	4.95	4.94	4.46	4.37	4.16	4.02
Yield on Freddie Mac	2.96	3.16	3.10	2.82	3.13	2.22	2.21	2.09	1.79
Yield on Assets excluding Freddie Mac	6.05	6.12	5.97	5.77	5.58	5.32	5.20	4.99	4.92
Yield on Loans	7.20	7.19	7.00	6.73	6.61	6.32	6.20	5.99	6.10
Yield on Mortgage Securities	4.85	5.00	4.95	4.80	4.66	4.52	4.42	4.29	4.12
Loan/Deposit Spread	3.10	3.14	3.24	3.35	3.60	3.64	3.82	3.74	4.05
Mortgage Securities/Borrowings Spread	0.27	0.38	0.47	0.50	0.34	0.34	0.44	0.55	0.45

The following table shows our net interest income, net interest spread and net interest margin and the impact the dividends on each of these from our Freddie Mac stock and its dividends. Net interest rate spread is the difference between yield on assets and cost of liabilities. Net interest margin is net interest income as a percent of average earning assets.

	Three Months Ended
	December 2006	September 2006	June 2006	March 2006	December 2005	September 2005	June 2005	March 2005	December 2004
Net Interest Income	$6,372	$6,398	$6,457	$6,667	$6,480	$5,699	$5,811	$5,757	$5,640
Net Interest Income excluding
Freddie Mac dividends	$4,171	$4,312	$4,371	$4,581	$4,359	$4,120	$4,212	$4,158	$4,262
Attributable to Freddie Mac dividends	$2,201	$2,086	$2,086	$2,086	$2,121	$1,579	$1,599	$1,599	$1,378
Net Interest Spread	0.86%	1.04%	1.11%	1.09%	1.21%	0.91%	1.01%	0.98%	0.97%
Net Interest Spread excluding
Freddie Mac dividends	1.72%	1.79%	1.84%	1.91%	1.85%	1.77%	1.84%	1.81%	1.87%
Attributable to Freddie Mac dividends	-0.86%	-0.75%	-0.73%	-0.82%	-0.64%	-0.86%	-0.83%	-0.83%	-0.90%
Net Interest Margin	2.39%	2.45%	2.46%	2.49%	2.50%	2.21%	2.22%	2.16%	2.12%
Net Interest Margin excluding
Freddie Mac dividends	2.17%	2.22%	2.24%	2.36%	2.28%	2.20%	2.23%	2.19%	2.26%
Attributable to Freddie Mac dividends	0.22%	0.23%	0.22%	0.13%	0.22%	0.01%	-0.01%	-0.03%	-0.14%
Yield on Assets	5.19%	5.37%	5.24%	4.95%	4.94%	4.46%	4.37%	4.16%	4.02%
Cost of Liabilities	4.33%	4.33%	4.13%	3.86%	3.73%	3.55%	3.36%	3.18%	3.05%

Noninterest Income

The table below shows the components of noninterest income for the last five quarters. There was a $69.5 million gain on sale of securities during the three months ended December 31, 2006 compared to $4.8 million for the three months ended December 31, 2005. One million shares of Freddie Mac common stock was sold resulting in a gain of $67.4 million and the Charter Financial call option program had 35,000 shares of Freddie Mac common stock exercised resulting in a gain of $2.1 million during the three months ended December 31, 2006. Our deposit fees have increased as our checking products have increased in balance and to a lesser extent increased fees. Insufficient funds fees were $604,000 of the $1.0 million deposit fees for the three months ended December 31, 2006.

	For the Three Months Ended
	December 2006	September 2006	June 2006	March 2006	December 2005
Loan servicing fees	70	71	64	69	62
Deposit fees	1,041	1,031	981	883	833
Gain on the sale of loans	223	232	193	153	163
Gain on sale of investments, net	69,453	0	0	0	4,769
Gain (loss) on covered call program	188	(260)	215	309	13
Brokerage commissions	115	88	174	121	116
Other income	198	221	161	158	4

Total	71,288	1,383	1,788	1,693	5,960

Noninterest Expense

	For the Three Months Ended
	December 2006	September 2006	June 2006	March 2006	December 2005
Compensation & employee benefits	2,917	3,410	3,095	2,673	2,857
Occupancy	851	846	760	906	877
Legal & professional	230	554	313	356	361
Marketing	253	235	236	270	180
Furniture & equipment	155	177	185	159	145
Postage, office supplies, and printing	120	140	147	120	135
Federal insurance premiums and other regulatory fees	64	64	61	60	58
Net cost (gain) of operations of real estate owned	(4)	17	45	(3)	45
Deposit premium amortization expense	40	40	40	43	45
Other	314	434	418	288	337

Total	4,940	5,917	5,300	4,872	5,040

Asset Quality

The following table shows under-performing loans and nonperforming assets. Approximately 98.4% of our nonaccrual loans had real estate as collateral at December 31, 2006. Nonperforming loans at December 31, 2006 include one loan of $3.0 million that has an 80% guarantee from U. S. Department of Agriculture.

	December 31, 2006	September 30, 2006
	(Dollars in Thousands)
Underperforming loans	$52	$392

Total nonperforming loans	5,045	2,837
Foreclosed real estate, net	733	460

Total nonperforming assets	$5,778	$3,297

Nonperforming loans to total loans	1.27%	0.74%
Nonperforming assets to total assets	0.52%	0.30%